U.S. Securities and Exchange Commission
                               Washington, D.C. 20549
                                       ------
                                      FORM 8-K
                                        -----

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 1999

                             Commission File No. 0-26290


                                    BNCCORP, INC.
               (Exact name of registrant as specified in its charter)


                  Delaware                                45-0402816
       (State or other jurisdiction of         (IRS Employer Identification No.)
       incorporation or organization)


                                   322 East Main
                            Bismarck, North Dakota 58501
                      (Address of principal executive offices)
                                   (701) 250-3040
                          (Registrant's telephone number)





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Item 2.  Acquisition or Disposition of Assets

On December 6, 1999, BNCCORP, Inc., a Delaware corporation ("BNCCORP"), and Associated Banc-Corp ("Associated"), entered into a definitive agreement providing for the sale of BNCCORP's wholly-owned asset-based lending subsidiary, BNC Financial Corporation ("BNC Financial") located in St. Cloud, Minnesota (the "Agreement"). Upon final closing of the sales transaction on December 31, 1999, Associated paid to BNCCORP cash in the amount of $5.3 million for all of the issued and outstanding common stock, $.01 par value, of BNC Financial. The consideration paid to BNCCORP was determined through arm's length negotiations between BNCCORP and Associated.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto.

Item 7.  Financial Statements and Other Exhibits

(a)   Financial statements of businesses acquired.

            Not applicable.

(b) Pro Forma financial information.

            Not applicable.

(c)   Exhibits

            Exhibit 2.1. Stock Purchase Agreement by and between BNCCORP, Inc. and Associated Banc-Corp dated as of December 6, 1999.

            Pursuant to the regulations of the Securities and Exchange Commission, all schedules and exhibits to the foregoing agreement have been intentionally omitted from this Report. The foregoing agreement contains a complete listing of all schedules and exhibits. BNCCORP agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.


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                                   Signatures


In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    BNCCORP, Inc.




Date: January 14, 2000               By:     /s/ Gregory K. Cleveland
                                         --------------------------------------
                                            Gregory K. Cleveland
                                            President
                                            Chief Operating Officer
                                            Only Authorized Signature


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